SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 8-K/A


                            AMENDMENT NO. 1


              Pursuant to Section 12, 13 or 15(d) of the
                    Securities Exchange Act of 1934




                    JMB INCOME PROPERTIES, LTD - XI
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




        0-15966                                         36-3254043
     -------------                                 --------------------
     (Commission                                   (IRS Employer
      File Number)                                  Identification No.)



     The undersigned registrant hereby amends the following section of its Report for August 6, 1999 as set forth in the pages attached hereto:

     Item 7.  Financial Statements and Exhibits - Page 4



                            JMB INCOME PROPERTIES, LTD. - XI

                            By:   JMB Realty Corporation
                                  Managing General Partner


                                  By:  GAILEN J. HULL
                                       -----------------------------
                                       Gailen J. Hull
                                       Senior Vice President and
                                       Principal Accounting Officer


Dated:  December 7, 1999

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not Applicable.

     (b)   Pro Forma Financial Information - Narrative.

     As a result of the sale of the Property, beyond the date of sale there will be no further rental and other income, property operating expenses, mortgage interest and amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1998) were $12,819,495, $7,189,436, $2,741,140 and $716,363, respectively.
Rental and other income, property operating expenses, mortgage interest and amortization recorded for the Property were $6,296,904, $3,460,476, $1,131,395 and $338,468, respectively, for the six months ended June 30, 1999. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at June 30, 1999 consisted of land and building and improvements (net of accumulated depreciation and provision for value impairment) of approximately $53,214,000; rents and other receivables of approximately $1,515,000; prepaid expenses of approximately $18,000; deferred expenses of approximately $4,047,000; long-term debt of $34,000,000; accounts payable and other current liabilities of approximately $294,000; accrued interest of approximately $177,000; and security deposits of approximately $83,000.

     (c)   Exhibits.

           10.1 Purchase Agreement between JMB Income Properties, Ltd. - XI and Shopco Advisory Corp., dated July 22, 1999.

           10.2 Amendment to Purchase Agreement between JMB Income Properties, Ltd. - XI and Riverside 062 Partners, L.P. dated August 5, 1999.